Exhibit 99.1

Soluna Reports Record 2025 Growth: Pipeline Hits 4.3GW, Raises $142 Million, and Launches AI Infrastructure

Strong Capital Formation, Expanded Operations Position Company for an Accelerated 2026 Despite Q4 Hashprice Headwinds

ALBANY, NY, March 30, 2026 – Soluna Holdings, Inc. (“Soluna Holdings” or the “Company”) (NASDAQ: SLNH), a developer of green data centers for intensive computing applications, including Bitcoin mining and AI, announced financial results for the full year ended December 31, 2025.

“2025 was a transformational year for Soluna. We doubled our operating capacity, grew our power pipeline to 4.3GW, added two new project-level capital partners, and launched our AI infrastructure initiative — all while building a strong balance sheet to fund our next phase of growth,” said John Belizaire, CEO of Soluna Holdings.

“The completion of Dorothy 2, the commissioning of Kati 1, and our co-development partnership for Kati 2 are clear proof points of our ability to execute. We enter 2026 as Soluna 2.0 with significant momentum and a platform built to scale,” continued John Belizaire.

2025 Operational and Corporate Highlights:

●	Surpassed 1 GW of Renewable-Powered Computing – With the addition of Projects Gladys and Fei in August, Soluna crossed 1 GW of renewable-powered computing in operation, construction, and development, a notable milestone reflecting the scalability of its behind-the-meter model.

●	Dorothy 2 Completed, Powered Up, and Operational – We completed and fully energized Project Dorothy 2 (48MW) in November 2025, enhancing the profitability and operational efficiency of our operating data centers, while diversifying our customer mix and improving overall customer satisfaction. Dorothy 2 is now fully marketed and contracted.

●	Construction of Kati 1 started in the third quarter of 2025 – In February 2026, we received approval from ERCOT to commence the initial energization and phased commissioning of Project Kati 1. We expect to begin generating revenue from this 83MW facility as capacity is ramped up throughout the first half of 2026.

●	Kati 2 AI Development Underway — Soluna is advancing Project Kati 2 in Texas as a planned AI and HPC data center campus. In 2025, the Company signed an MOU with Metrobloks for an initial 100+ MW critical IT development, with a roadmap to expand to over 300 MW.

●	Power Pipeline Grows to 4.3+ GW — The long-term power pipeline expanded to 4.3+ GW, driven by new curtailment assessments, active term sheet discussions, and launches of six new development-stage projects, positioning Soluna as a scalable infrastructure platform.

“Our 2025 financial results reflect the significant investment we made in building the foundation for long-term growth. We raised approximately $142 million in capital, grew our total cash position by 750% to $88.8 million, and added two new project-level financing partners,” said David Michaels, interim CFO of Soluna Holdings.

FY 2025 Capital **Invested in Projects**

Invested $49.2 million in Project-level Development and Construction using debt and equity.

Dorothy 1B
1.0% | $0.5
Dorothy 1A
11.2% | $5.5
Dorothy 2
52.1% | $25.7
$49.2M
Kati 1
35.7% | $17.6

Soluna Holdings, Inc. | Nasdaq: SLNH

“While Bitcoin headwinds negatively impacted revenue, our balance sheet strengthened. Our current ratio improved to 1.9x, and we are well-capitalized to execute on our pipeline development and AI infrastructure initiatives heading into 2026,” continued David Michaels.

Fourth Quarter 2025 Financial Results

●	Revenue in Q4 2025 grew sequentially from Q3 – it grew by 9% from $8.4 million to $9.2 million on volume growth from operational expansion, offset by headwinds on lower hashprice.

Gross Profit by Quarter
(consolidated)

$ in 000's

Q4 Gross profit decreased by $561k from Q3 2025, and gross margin decreased to 19%, from 28% in Q3, on softer hash price.

From Q424 to Q125, contract structuring changes were implemented.

Revenue and COR growth in 2025 reflects capacity additions.

Despite 2025's market headwinds, operational expansion drove gross profit of $6.5 million, maintaining positive profitability throughout the year.

$10,000
$7,500
$5,000
$2,500
$0
-$2,000
$8,272
$8,559
-$287
$5,936
$4,763
$1,173
$6,158
$4,970
$1,188
$8,415
$6,086
$2,329
$9,208
$7,440
$1,768
Q4 2024
Q1 25
Q2 25
Q3 25
Q4 25
Total Revenue
Total Cost of Revenue
Gross Profit

Soluna Holdings, Inc. | Nasdaq: SLNH

●	Q4 2025 gross profit decreased sequentially from $2.3 million to $1.8 million – driven by a softening of hashprice due to the challenging Bitcoin environment offset, in part, by an increase in volume from completing Dorothy 2.

●	Stronger liquidity position in Q4 2025 – Total cash grew $28.4 million (47%) from $60.5 million in Q3 to $88.8 million in Q4 from equity raises, further bolstering our reserves for future investment opportunities.

Fiscal Year 2025 Financial Results:

●	Significant Capital Formation in 2025 – totaling ~$142 million from debt issuances, SEPA draws, RDOs, and ATM transactions. We added two new project-level financing partners: Generate Capital ($17M) and Galaxy Digital, LLC ($5M). Spring Lane Capital ($30M) continues its support of our data center projects. The Generate Credit Facility is Soluna’s largest and most strategically significant financing arrangement to date, providing up to $100M of scalable, project-level capital to fund construction across the pipeline.

●	Outstanding Unrestricted Cash Growth – Unrestricted cash reached $76 million at the end of FY 2025. Total cash increased 750% from $10.5 million to $88.8 million. The significant cash infusion enabled us to expand our pipeline, optimize our current Bitcoin assets, and initiate a launch into AI.

●	PP&E growth reflects project investments – Our net PP&E increased from $47.3 million to $74.8 million (+58%) in 2025, echoing the current development of our pipeline projects. For example, the energization of D2 has doubled the capacity at our Dorothy campus, and construction of Kati 1 is currently underway.

●	Revenue negatively impacted by Bitcoin hashprice – 2025 Revenue declined by -21.8%, to $29.7 million, compared to $38.0 million in 2024 (~$6 million was directly related to hash price impacting prop mining; with ~$2 million indirectly related to hashprice from contract mix). Hashprice declined 30.8% in 2025, from $54.45 at the start of the year to $37.68 at the end.

●	2025 Cost of Revenue, including electricity, overhead, and depreciation, decreased by $5.4 million from $28.6 million to $23.3 million – driven by the termination of the HPE contract, which accounted for $5.7 million in year-over-year savings. Power costs decreased by approximately $2 million. These savings were partially offset by an $0.8 million increase in personnel and overhead expenses, reflecting our ongoing operational expansion.

●	2025 Gross Profit declined – The $2.9 million decline in gross profit in 2025 was primarily driven by weaker hashprice. Capacity expanded significantly following the completion of the Dorothy 2 facility. While gross margin dropped from 25% in 2024 to 22% in 2025, primarily due to a softening of hashprice in late 2025, our core operations continued to generate positive gross margins despite the hashprice environment, resulting in gross profit of $6.5 million and maintaining positive profitability throughout the year.

●	SG&A Spend for Growth – SG&A increased $11.9 million year-over-year, with spending strategically directed toward future growth. The increase was driven by $5.2 million in stock-based compensation, $4.3 million in people costs, $1.7 million in legal fees related to Project Kati financing, and $0.7 million for enhancing our investor relations engagement and business development.

FY 2025 Revenue & Cost of Revenue by Project Site

	Soluna Digital						Soluna Cloud
(Dollars in thousands)	Project Dorothy 1B	Project Dorothy 1A	Project Dorothy 2	Project Sophie	Other	Soluna Digital Subtotal	Project Ada	Total

Cryptocurrency mining revenue	$11,406	–	–	–	–	$11,406	–	$11,406
Data hosting revenue	–	6,176	5,662	5,160	-	16,998	-	16,998
High-performance computing services	–	–	–	–	–	–	28	28
Demand response services	561	579	145	–	–	1,285	–	1,285
Total revenue	$11,967	$6,755	$5,807	$5,160	-	$29,689	$28	$29,717

Cost of cryptocurrency mining, exclusive of depreciation	$7,411	–	–	–	–	$7,411	–	$7,411
Cost of data hosting revenue, exclusive of depreciation	–	3,064	3,852	1,629	559	9,104	–	9,104
Cost of high-performance computing service revenue	–	–	–	–	–	–	7	7
Cost of cryptocurrency mining revenue- depreciation	4,304	–	–	–	–	4,304	–	4,304
Cost of data hosting revenue- depreciation	–	1,099	864	470	–	2,433	–	2,433
Total cost of revenue	11,715	4,163	4,716	2,099	559	23,252	7	23,259
Gross profit (loss)	$252	$2,592	$1,091	$3,061	($559)	$6,437	$21	$6,458

FY 2024 Revenue & Cost of Revenue by Project Site

	Soluna Digital						Soluna Cloud
(Dollars in thousands)	Project Dorothy 1B	Project Dorothy 1A	Project Dorothy 2	Project Sophie	Other	Soluna Digital Subtotal	Project Ada	Total

Cryptocurrency mining revenue	$17,027	-	-	-	-	$17,027	-	$17,027
Data hosting revenue	-	13,742	-	5,096	-	18,838	-	18,838
High-performance computing services	-	-	-	-	-	-	16	16
Demand response services	152	139	-	-	1,849	2,140	-	2,140
Total revenue	$17,179	$13,881	-	$5,096	$1,849	$38,005	$16	$38,021

Cost of cryptocurrency mining, exclusive of depreciation	$7,499	-	-	-	-	$7,499	-	$7,499
Cost of data hosting revenue, exclusive of depreciation	-	7,252	-	2,059	66	9,377	-	9,377
Cost of high-performance computing service revenue	-	-	-	-	-	-	5,724	5,724
Cost of cryptocurrency mining revenue- depreciation	4,292	-	-	-	-	4,292	-	4,292
Cost of data hosting revenue- depreciation	-	1,162	-	573	-	1,735	-	1,735
Total cost of revenue	11,791	8,414	-	2,632	66	22,903	5,724	28,627
Gross profit (loss)	$5,388	$5,467	-	$2,464	$1,783	$15,102	($5,708)	$9,394

●	Revenue decreased by $8.3 million YoY – Hashprice declined 21.5% year-over-year, and Bitcoin mined fell sharply from 274 in 2024 to 113.2 in 2025. A 20MW client exit in December 2024 added further headwinds, as the replacement with profit-sharing clients generated lower baseline yields than the prior fixed-fee contracts. These impacts were partially offset by the energization and ramp-up of Dorothy 2 throughout 2025.

●	Net loss in 2025 was $57.0 million compared to net loss in 2024 of $58.3 million.

●	Adjusted EBITDA declined – 2025 EBITDA decreased $14.2 million from +$942k to -$13.2 million. The decrease was driven by a $8.3 million year-over-year drop in revenue due to the challenging Bitcoin hashprice. In addition, increases in SG&A expenses due to higher personnel costs, professional/legal fees, and investor relations costs.

The audited financial statements and 10K are available online. A narrative overview of our 2025 highlights is available on our website.

Safe Harbor Statement

This announcement contains forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by terminology such as “will,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” “confident” and similar statements. Other examples of forward-looking statements may include, but are not limited to, (i) statements of Company plans and objectives, including the completion and commissioning of Project Kati 1 and Project Kati 2, our expectations regarding the timing and amount of revenue generation from these projects, the expected amount of renewable energy capacity Projects Kati 1 and Kati 2 will deliver, the development and growth of our AI data center business, and our business strategy with respect to Bitcoin mining and AI infrastructure, (ii) statements of future economic performance, and (iii) statements of assumptions underlying other statements about the Company or its business. Soluna Holdings may also make written or oral forward-looking statements in its periodic reports to the U.S. Securities and Exchange Commission (“SEC”), in its annual report to shareholders, in press releases and other written materials and in oral statements made by its officers, directors or employees to third parties. Forward-looking statements involve inherent risks and uncertainties, further information regarding which is included in the Company’s filings with the SEC. All information provided in this press release is as of the date of the press release, and Soluna Holdings undertakes no duty to update such information, except as required under applicable law.

Non-GAAP Measures

In addition to figures prepared in accordance with GAAP, Soluna Holdings from time to time presents alternative non-GAAP performance measures, e.g., EBITDA and Adjusted EBITDA. EBITDA is defined as earnings before interest, taxes, and depreciation and amortization. Adjusted EBITDA is defined as EBITDA adjusted for stock-based compensation costs, loss on sale of fixed assets and credit on equipment deposit, loss on debt extinguishment and revaluation, fair value adjustment losses, placement agent release expense, fair value on placement agent warrant, loss on contract, provision for credit losses, convertible note inducement expense and impairment on fixed assets. Management believes EBITDA and Adjusted EBITDA are useful to investors because they provide a supplemental measure of operating performance that excludes non-cash charges and items that are not indicative of the Company’s core recurring operations, facilitating period-over-period comparisons. EBITDA and Adjusted EBITDA are provided in addition to and should not be considered to be substitutes for, or superior to net income, the comparable measure calculated in accordance with GAAP. Further, EBITDA and Adjusted EBITDA should not be considered as alternatives to revenue growth, net income, or any other performance measure calculated in accordance with GAAP, or as alternatives to cash flow from operating activities as a measure of our liquidity. Alternative performance measures are not subject to GAAP or any other generally accepted accounting principle. Other companies may define these terms in different ways. See our annual report on Form 10-K for the year ended December 31, 2025, for an explanation of how management uses these measures in evaluating its operations. Investors should review the non-GAAP reconciliations provided below and not rely on any single financial measure to evaluate the Company’s business.

About Soluna Holdings, Inc (Nasdaq: SLNH)

Soluna is on a mission to make renewable energy a global superpower, using computing as a catalyst. The Company designs, develops, and operates digital infrastructure that transforms surplus renewable energy into global computing resources. Soluna’s pioneering data centers are strategically co-located with wind, solar, or hydroelectric power plants to support high-performance computing applications, including Bitcoin Mining, Generative AI, and other compute-intensive applications. Soluna’s proprietary software MaestroOS(™) helps energize a greener grid while delivering cost-effective and sustainable computing solutions and superior returns. To learn more, visit solunacomputing.com and follow us on:

●	LinkedIn: https://www.linkedin.com/company/solunaholdings/
●	X (formerly Twitter): com/solunaholdings
●	YouTube: com/c/solunacomputing
●	Newsletter: ly/solunasubscribe
●	Resource Center: com/resources

Soluna regularly posts important information on its website and encourages investors and potential investors to consult the Soluna investor relations and investor resources sections of its website regularly.

Contact Information

Investor Relations

Soluna Holdings, Inc.

ir@soluna.io

Soluna Holdings, Inc. and Subsidiaries

Consolidated Balance Sheets

As of December 31, 2025, and December 31, 2024

(Dollars in thousands, except per share)	December 31, 2025	December 31, 2024
Assets
Current Assets:
Cash	$76,423	$7,843
Restricted cash	4,500	1,150
Accounts receivable, net (allowance for expected credit losses $244 as of December 31, 2025 and December 31, 2024)	5,522	2,693
Loan commitment assets	3,018	—
Prepaid expenses and other current assets	2,664	1,781
Equipment held for sale	—	28
Total Current Assets	92,127	13,495
Restricted cash, noncurrent	7,920	1,460
Other assets	978	2,724
Deposits and credits on equipment	1,377	5,145
Property, plant and equipment, net	74,783	47,283
Intangible assets, net	8,261	17,620
Operating lease right-of-use assets	252	313
Financing lease right-of-use assets	2,246	—
Total Assets	$187,944	$88,040

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$4,859	$2,840
Accrued liabilities	13,182	6,785
Accrued interest	303	2,275
Contract liability	19,348	20,015
Current portion of debt	8,858	14,444
Income tax payable	123	37
Customer deposits-current	1,913	1,416
Deferred revenue	518	—
Operating lease liability	65	61
Financing lease liability	20	—
Total Current Liabilities	49,189	47,873

Other liabilities	743	235
Customer deposits- long-term	2,533	-
Long-term debt	17,899	7,061
Operating lease liability	187	252
Financing lease liability	2,236	—
Deferred tax liability, net	2,911	5,257
Total Liabilities	75,698	60,678

Commitments and Contingencies (Note 13)

Mezzanine equity:
Placement agent warrants	1,313	—

Stockholders’ Equity:
9.00% Series A Cumulative Perpetual Preferred Stock, par value $0.001 per share, $25.00 liquidation preference; authorized 6,040,000; 4,928,545 and 4,953,545 shares issued and outstanding as of December 31, 2025 and December 31, 2024	5	5
Series B Preferred Stock, par value $0.0001 per share, authorized 187,500; 62,500 shares issued and outstanding as of December 31, 2025 and December 31, 2024	—	—
Common stock, par value $0.001 per share, authorized 375,000,000; 102,617,684 shares issued and 102,531,089 shares outstanding as of December 31, 2025 and 10,647,761 shares issued and 10,607,020 shares outstanding as of December 31, 2024	103	11
Additional paid-in capital	435,030	315,607
Accumulated deficit	(367,715)	(314,304)
Common stock in treasury, at cost, 86,595 shares at December 31, 2025 and 40,741 shares at December 31, 2024	(13,873)	(13,798)
Total Soluna Holdings, Inc. Stockholders’ Equity (Deficit)	53,550	(12,479)
Non-Controlling Interest	57,383	39,841
Total Stockholders’ Equity	110,933	27,362
Total Liabilities, Mezzanine Equity, and Stockholders’ Equity	$187,944	$88,040

The accompanying notes are an integral part of these consolidated financial statements.

Soluna Holdings, Inc. and Subsidiaries

Consolidated Statements of Operations

As of December 31, 2025 and December 31, 2024

	Year Ended December 31,
(Dollars in thousands, except per share)	2025	2024

Cryptocurrency mining revenue	$11,406	$17,027
Data hosting revenue	16,998	18,838
High-performance computing service revenue	28	16
Demand response service revenue	1,285	2,140
Total revenue	29,717	38,021
Operating costs:
Cost of cryptocurrency mining revenue, exclusive of depreciation	7,411	7,499
Cost of data hosting revenue, exclusive of depreciation	9,104	9,377
Cost of high-performance computing services	7	5,724
Cost of cryptocurrency mining revenue- depreciation	4,304	4,292
Cost of data hosting revenue- depreciation	2,433	1,735
Total cost of revenue	23,259	28,627
Operating expenses:
General and administrative expenses, exclusive of depreciation and amortization	30,519	18,581
Depreciation and amortization associated with general and administrative expenses	9,608	9,613
Total general and administrative expenses	40,127	28,194
Loss on contract	—	28,593
Impairment on fixed assets	12	130
Operating loss	(33,681)	(47,523)
Interest expense	(4,835)	(2,527)
Gain (loss) on debt extinguishment and revaluation, net	10,658	(1,644)
Fair value adjustment loss	(23,681)	(5,705)
Loss on sale of fixed assets and credit on equipment deposit	(1,151)	(31)
Other financing expense	(5,917)	(3,661)
Other (expense) income, net	(700)	304
Loss before income taxes	(59,307)	(60,787)
Income tax benefit, net	2,316	2,487
Net loss	(56,991)	(58,300)
(Less) Net loss (income) attributable to non-controlling interest, net	3,580	(5,034)
Net loss attributable to Soluna Holdings, Inc.	$(53,411)	$(63,334)

Basic and Diluted loss per common share:
Basic & Diluted loss per share	$(2.38)	$(14.94)

Weighted average shares outstanding (Basic and Diluted)	29,048,848	5,109,339

The accompanying notes are an integral part of these consolidated financial statements.

Soluna Holdings, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

For the Year Ended December 31, 2025 and 2024

(Dollars in thousands)

	Year Ended December 31,
(Dollars in thousands)	2025	2024
Operating Activities
Net loss	$(56,991)	$(58,300)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	6,852	6,152
Amortization expense	9,493	9,488
Stock-based compensation	10,566	5,311
Deferred income taxes	(2,339)	(2,522)
Impairment on fixed assets	12	130
Provision for credit losses	—	760
Amortization of operating lease asset and financing lease	189	133
Debt issuance costs	—	2,011
(Gain) loss on debt extinguishment and revaluation, net	(10,658)	1,644
Loss on contract	—	28,593
Amortization on deferred financing costs and discount on notes	1,114	351
Fair value adjustments, including SEPA	23,680	5,705
Fair value on placement agent warrant financing cost	146	—
Loss on sale of fixed assets and credit on equipment deposit	1,151	31
Conversion inducement expense	—	388
Changes in operating assets and liabilities:
Accounts receivable	(2,829)	(505)
Prepaid expenses and other current assets	(884)	(3,296)
Other long-term assets	1,704	(4,842)
Accounts payable	2,012	741
Contract liability	(667)	—
Deferred revenue	1,012	—
Operating lease liabilities	(61)	(138)
Other liabilities and customer deposits	3,044	(1,671)
Accrued liabilities and accrued interest payable	4,305	4,767
Net cash used in operating activities	(9,149)	(5,069)
Investing Activities
Purchases of property, plant, and equipment	(28,065)	(8,853)
Purchases of intangible assets	(134)	(101)
Proceeds from disposal on property, plant, and equipment	—	215
Deposits of equipment	(3,654)	(4,424)
Net cash used in investing activities	(31,853)	(13,163)
Financing Activities
Proceeds from common stock warrant exercises	10,272	2,332
Proceeds from sale of common stock on SEPA	6,176	—
Proceeds from notes and debt issuance	23,885	14,470
Net proceeds from sale of common stock on ATM	34,153	—
Net proceeds from July equity issuance	4,364	—
Net proceeds from December equity issuance	29,748	—
Payments on notes	(6,676)	(2,675)
Payments on debt issuance costs	(2,790)	(899)
Payments on other financing costs	—	(1,375)
Payments on warrant redemptions	(452)	—
Payments on financing lease liabilities	(118)	—
Costs on treasury stock	(75)	—
Contributions from non-controlling interest	29,559	14,735
Distributions to non-controlling interest	(8,654)	(8,270)
Net cash provided by financing activities	119,392	18,318

Increase in cash & restricted cash	78,390	86
Cash & restricted cash – beginning of period	10,453	10,367
Cash & restricted cash – end of period	$88,843	$10,453

Supplemental Disclosure of Cash Flow Information
Cash paid during the period for:
Interest paid on debt	1,976	527
Non-cash investing and financing activities:
Fair value consideration for Green Cloud issuance of shares	810	—
Noncash financing cost accrual	766	—
Noncash deferred financing cost accrual	828	—
Warrant consideration in relation to Generate Common Warrant	2,635	—
Warrant consideration in relation to convertible notes, Cloud notes, and revaluation of warrant liability	—	6,362
Notes converted to common stock	—	9,001
Noncash membership distribution accrual	3,637	1,179
SEPA commitment payment	—	275
Placement agent release payment	—	1,000
Fair value consideration on placement agent warrants	1,313	—
Noncash non-controlling interest contributions	2,675	2,160
Noncash activity right-of-use assets obtained in exchange for lease obligations	2,303	146

The accompanying notes are an integral part of these consolidated financial statements.

Segment Information

The following table details revenue, cost of revenues, and other operating costs for the Company’s reportable segments for years ended December 31, 2025 and 2024, and reconciles to net income (loss) on the consolidated statements of operations:

For the year ended December 31, 2025

	Cryptocurrency Mining	Data Center Hosting	High-Performance Computing Services	Total
Segment Revenue: Revenue from external customers	$11,406	$16,998	$28	$28,432
Reconciliation of revenue
Demand response revenue (a)				1,285
Total consolidated revenue				29,717
Less: Segment cost of revenue
Utility costs	5,418	3,492	—	8,910
Wages, benefits, and employee related costs	873	2,853	7	3,733
Facilities and Equipment costs	862	2,141	—	3,003
Cost of revenue- depreciation	4,304	2,433	—	6,737
Other cost of revenue*	517	1,355	—	1,872
Total segment cost of revenue	11,974	12,274	7	24,255
General and administrative expenses	62	2,035	270	2,367
Loss on contract	—	—	—	—
Impairment on fixed assets	—	12	—	12
Segment operating (loss) income	$(630)	$2,677	$(249)	$1,798

For the year ended December 31, 2024

	Cryptocurrency Mining	Data Center Hosting	High-Performance Computing Services	Total
Segment Revenue: Revenue from external customers	$17,027	$18,838	$16	$35,881
Reconciliation of revenue
Demand response revenue (a)				2,140
				38,021
Less: Segment cost of revenue
Utility costs	5,381	5,437	—	10,818
Wages, benefits, and employee related costs	849	2,087	6	2,942
Facilities and Equipment costs	944	1,406	5,718	8,068
Cost of revenue- depreciation	4,292	1,735	—	6,027
Other cost of revenue*	623	779	—	1,402
Total segment cost of revenue	12,089	11,444	5,724	29,257
General and administrative expenses	169	1,058	410	1,637
Loss on contract	—	—	28,593	28,593
Impairment on fixed assets	130	—	—	130
Segment operating income (loss)	$4,639	$6,336	$(34,711)	$(23,736)

(a)	Demand service revenue is included as a reconciling item of total revenue and not included as part of segment gross profit or loss.

*	Other cost of revenue includes Insurance, outside service costs and margins, and general costs.

The following table presents the reconciliation of segment operating income (loss) to net income (loss) before taxes:

	Year ended December 31,
	2025	2024
Segment operating income (loss)	$1,798	$(23,736)

Reconciling Items:
Elimination of intercompany costs	996	630
Other revenue (a)	1,285	2,140
General and administrative, exclusive of depreciation and amortization (b)	(28,152)	(16,944)
General and administrative, depreciation and amortization	(9,608)	(9,613)
Interest expense	(4,835)	(2,527)
Gain (loss) on debt extinguishment and revaluation, net	10,658	(1,644)
Loss on sale of fixed assets and credit on equipment deposit	(1,151)	(31)
Fair value adjustment loss	(23,681)	(5705)
Other financing expense	(5,917)	(3,661)
Other (expense) income, net	(700)	304
Net loss before taxes	$(59,307)	$(60,787)

(a)	Demand service revenue is included as a reconciling item of total revenue and not included as part of segment gross profit or loss

(b)	The reconciling general and administrative expense, exclusive of depreciation and amortization represent corporate and unallocated general and administrative expenses for the year.

Gross Profit Breakout:

The following table summarizes the balances for the Project sites for cryptocurrency mining revenue, data hosting revenue, high-performance computing service revenue, demand response revenue, cost of cryptocurrency mining revenue, exclusive of depreciation, cost of data hosting revenue, exclusive of depreciation, cost of high-performance computing services, and cost of depreciation during the year ended December 31, 2025:

	Soluna Digital						Soluna Cloud
(Dollars in thousands)	Project Dorothy 1B	Project Dorothy 1A	Project Dorothy 2	Project Sophie	Other	Soluna Digital Subtotal	Project Ada	Total

Cryptocurrency mining revenue	$11,406	$—	$—	$—	$—	$11,406	$—	$11,406
Data hosting revenue	—	6,176	5,662	5,160	—	16,998	—	16,998
High-performance computing services	—	—	—	—	—	—	28	28
Demand response services	561	579	145	—	—	1,285	—	1,285
Total revenue	11,967	6,755	5,807	5,160	—	29,689	28	29,717

Cost of cryptocurrency mining, exclusive of depreciation	$7,411	$—	$—	$—	$—	$7,411	$—	$7,411
Cost of data hosting revenue, exclusive of depreciation	—	3,064	3,852	1,629	559	9,104	—	9,104
Cost of high-performance computing service revenue	—	—	—	—	—	—	7	7
Cost of cryptocurrency mining revenue- depreciation	4,304	—	—	—	—	4,304	—	4,304
Cost of data hosting revenue- depreciation	—	1,099	864	470	—	2,433	—	2,433
Total cost of revenue	11,715	4,163	4,716	2,099	559	23,252	7	23,259
Gross profit (loss)	$252	$2,592	$1,091	$3,061	$(559)	$6,437	$21	$6,458

The following table summarizes the balances for the Project sites for cryptocurrency mining revenue, data hosting revenue, high-performance computing service revenue, demand response revenue, cost of cryptocurrency mining revenue, exclusive of depreciation, cost of data hosting revenue, exclusive of depreciation, cost of high-performance computing services, and cost of depreciation during the year ended December 31, 2024:

	Soluna Digital						Soluna Cloud
(Dollars in thousands)	Project Dorothy 1B	Project Dorothy 1A	Project Dorothy 2	Project Sophie	Other	Soluna Digital Subtotal	Project Ada	Total

Cryptocurrency mining revenue	$17,027	$—	$—	$—	$—	$17,027	$—	$17,027
Data hosting revenue	—	13,742	—	5,096	—	18,838	—	18,838
High-performance computing services	—	—	—	—	—	—	16	16
Demand response services	152	139	—	—	1,849	2,140	—	2,140
Total revenue	17,179	13,881	—	5,096	1,849	38,005	16	38,021

Cost of cryptocurrency mining, exclusive of depreciation	$7,499	$—	$—	$—	$—	$7,499	$—	$7,499
Cost of data hosting revenue, exclusive of depreciation	—	7,252	—	2,059	66	9,377	—	9,377
Cost of high-performance computing service revenue	—	—	—	—	—	—	5,724	5,724
Cost of cryptocurrency mining revenue- depreciation	4,292	—	—	—	—	4,292	—	4,292
Cost of data hosting revenue- depreciation	—	1,162	—	573	—	1,735	—	1,735
Total cost of revenue	11,791	8,414	—	2,632	66	22,903	5,724	28,627
Gross profit (loss)	$5,388	$5,467	$—	$2,464	$1,783	$15,102	$(5,708)	$9,394

EBITDA and Adjusted EBITDA Tables:

Reconciliations of EBITDA and Adjusted EBITDA to net loss, the most comparable GAAP financial metric, for historical periods are presented in the table below:

(Dollars in thousands)	Years Ended December 31,
	2025	2024

Net loss from continuing operations	$(56,991)	$(58,300)
Interest expense	4,835	2,527
Income tax (benefit) expense	(2,316)	(2,487)
Depreciation and amortization	16,345	15,640
EBITDA	(38,127)	(42,620)

Adjustments: Non-cash items

Stock-based compensation costs	10,566	5,311
Loss on sale of fixed assets and credit on equipment deposit	1,151	31
(Gain) loss on debt extinguishment and revaluation, net	(10,658)	1,644
Placement agent release expense	—	1,000
Fair value on placement agent warrant	146	—
Fair value adjustment loss	23,681	5,705
Loss on contract	—	28,593
Provision for credit losses	—	760
Convertible note inducement expense	—	388
Impairment on fixed assets	12	130
Adjusted EBITDA	$(13,229)	$942

The following table represents the EBITDA and Adjusted EBITDA activity between each three-month period from January 1, 2025 through December 31, 2025.

(Dollars in thousands)	Three months ended March 31, 2025	Three months ended June 30, 2025	Three months ended September 30, 2025	Three months ended December 31, 2025	Year ended December 31, 2025

Net loss from continuing operations	$(7,354)	$(7,780)	$(25,787)	$(16,070)	$(56,991)
Interest expense, net	838	1,196	1,212	1,589	4,835
Income tax (benefit) expense from continuing operations	(425)	(608)	(666)	(617)	(2,316)
Depreciation and amortization	3,879	3,989	4,119	4,358	16,345
EBITDA	(3,062)	(3,203)	(21,122)	(10,740)	(38,127)

Adjustments: Non-cash items

Stock-based compensation costs	1,847	1,942	1,882	4,895	10,566
Loss on sale of fixed assets and credit on equipment deposits	—	22	780	349	1,151
Fair value on placement agent warrant and financing fees	—	—	146	—	146
Fair value adjustment loss	118	—	22,047	1,516	23,681
Impairment on fixed assets	—	12	—	—	12
Gain on debt extinguishment and revaluation, net	(551)	—	(10,107)	—	(10,658)
Adjusted EBITDA	$(1,648)	$(1,227)	$(6,374)	$(3,980)	$(13,229)

The following table represents the EBITDA and Adjusted EBITDA activity between each three-month period from January 1, 2024 through December 31, 2024.

(Dollars in thousands)	Three months ended March 31, 2024	Three months ended June 30, 2024	Three months ended September 30, 2024	Three months ended December 31, 2024	Year ended December 31, 2024

Net loss from continuing operations	$(2,544)	$(9,145)	$(8,093)	$(38,518)	$(58,300)
Interest expense, net	424	449	821	833	2,527
Income tax (benefit) expense from continuing operations	(548)	(649)	(547)	(743)	(2,487)
Depreciation and amortization	3,926	3,909	3,916	3,889	15,640
EBITDA	1,258	(5,436)	(3,903)	(34,539)	(42,620)

Adjustments: Non-cash items

Stock-based compensation costs	661	1,368	1,257	2,025	5,311
Loss on sale of fixed assets	1	21	—	9	31
Provision for credit losses	—	244	367	149	760
Convertible note inducement expense	—	—	—	388	388
Placement agent release expense	—	—	—	1,000	1,000
Loss on contract	—	—	—	28,593	28,593
Impairment on fixed assets	130	—	—	—	130
Fair value loss (gain) adjustment	4,333	1,600	(328)	100	5,705
(Gain) loss on debt extinguishment and revaluation, net	(1,236)	4,000	(875)	(245)	1,644
Adjusted EBITDA	$5,147	$1,797	$(3,482)	$(2,520)	$942